UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2013

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, the Board of Directors of United Parcel Service, Inc. (the “Company”) appointed Rodney C. Adkins to serve as an independent director of the Company. Mr. Adkins also was appointed to serve on the Audit Committee. He will stand for election at the annual meeting of shareowners in May 2014.

Mr. Adkins, 54, currently serves as s senior vice president of Corporate Strategy at International Business Machines Corp. (“IBM”). He has more than 30 years of experience at IBM leading global teams, managing multi-billion dollar business units and delivering a vast portfolio of product innovations and enterprise solutions. Mr. Adkins was previously senior vice president for the Systems and Technology Group, which encompassed all aspects of IBM's semiconductor, server, storage and system software. The company's Integrated Supply Chain organization and Global Business Partners organization also reported to him. He has also held a number of product management and executive roles at IBM, including running the Desktop PC and UNIX Systems businesses. He was general manager of Pervasive Computing, which under his leadership developed software assets that are part of IBM's Smarter Planet portfolio.

Mr. Adkins was inducted into the National Academy of Engineering in 2005 and is a member of the Executive Leadership Council and the National Society of Black Engineers, which in 2001 awarded him the Golden Torch Award for Lifetime Achievement in Industry. He has a Master of Science degree in electrical engineering from Georgia Tech and an Honorary Doctor of Science degree from the University of Maryland Baltimore County.

He is an active volunteer and community leader, serving on boards at several colleges and universities, as well as the boards of the Smithsonian Institution and the National Action Council for Minorities in Engineering.

Mr. Adkins' compensation for his services as a director will be consistent with that of the Company's other non-employee directors, as follows: an annual grant of RSUs with a fair market value equal to $160,000 of UPS class A common stock, rounded down to the next whole number, and prorated for the number of remaining calendar quarters, and an annual cash retainer in the amount of $100,000. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Adkins and any other person pursuant to which he was appointed as a director. Mr. Adkins is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: July 2, 2013	By:	/s/ Teri P. McClure
Teri P. McClure
Senior Vice President, General Counsel and Secretary